                                                        EXHIBIT (11)



                             BUCKEYE PARTNERS, L.P.
                        COMPUTATION OF EARNINGS PER UNIT
              (In thousands, except for Units and per Unit amounts)
                                   (Unaudited)

                                  Quarter Ended          Nine Months Ended
                                  September 30,            September 30,
                                1995         1994        1995         1994
Income before extraordinary
 charge                     $    12,393  $    12,706 $    36,333  $    36,503
Extraord. charge on early
 extinguishment of debt               -            -           -       (1,569)

Net income                  $    12,393  $    12,706 $    36,333  $    34,934

Primary earnings per Unit:
 Income before extraordinary
  charge                    $      1.02  $      1.05 $      2.99  $      3.00
 Extraord. charge on early
  extinguishment of debt              -            -           -        (0.13)

 Net income                 $      1.02  $      1.05 $      2.99  $      2.87

Fully-diluted earnings
 per Unit:
 Income before extraordinary
  charge                    $      1.02  $      1.05 $      2.99  $      3.00
 Extraord. charge on early
  extinguishment of debt              -            -           -        (0.13)

 Net income                 $      1.02  $      1.05 $      2.99  $      2.87

Weighted average number of
 Units outstanding:
 Units outstanding at
  September 30               12,147,978   12,137,434  12,144,418   12,129,708
 Exercise of Options reduced
  by the number of Units
  purchased with proceeds
  (Primary)                      18,118       18,096      17,116       21,515
 Total Units outstanding -
  Primary                    12,166,096   12,155,530  12,161,534   12,151,223

 Units outstanding at
  September 30               12,147,978   12,137,434  12,144,418   12,129,708
 Exercise of Options reduced
  by the number of Units
  purchased with proceeds
  (Fully-diluted)                18,683       18,096      20,380       21,694
 Total Units outstanding -
  Fully-diluted              12,166,661   12,155,530  12,164,798   12,151,402



Although not required to be presented in the income statement under provisions of APB Opinion No. 15, this calculation is submitted in accordance with Regulations S-K item 601(b)(11).